ESSENTIAL PORTFOLIO AGGRESSIVE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Value

MUTUAL FUNDS † 99.5%

Total Investments 100.0%

Rydex Series Funds -

(Cost $21,072,273)

$

_________

20,235,363

International Rotation

Liabilities in Excess of Other

Fund

233,477

$   5,288,265

Assets 0.0%

$

_________

(8,219)

Rydex Series Funds -

Net Assets – 100.0%

$

20,227,144

Absolute Return Strategies

†

A-Class shares of Affiliated Funds.

Fund

112,472

2,873,662

*

Non-Income Producing Security.

Rydex Series Funds - Large-

Cap Growth Fund*

66,426

1,681,252

Rydex Series Funds - Sector

Rotation Fund*

98,826

1,445,818

Rydex Series Funds -

Managed Futures Strategy

Fund*

47,339

1,359,577

Rydex Series Funds - Hedged

Equity Fund

55,082

1,305,988

Rydex Series Funds - Nova

Fund

50,393

1,199,859

Rydex Series Funds - Real

Estate Fund

39,161

1,196,767

Rydex Series Funds -

Commodities Strategy

Fund

26,224

1,094,314

Rydex Series Funds -

Government Long Bond

1.2x Strategy Fund

92,973

1,049,671

Rydex Series Funds - Large-

Cap Value Fund

38,842

670,796

Rydex Series Funds - Small-

Cap Growth Fund*

18,019

485,612

Rydex Series Funds - Small-

Cap Value Fund

20,902

________

478,864

Total Mutual Funds

(Cost $20,967,355)

________

20,130,445

Face

Amount

REPURCHASE AGREEMENTS 0.5%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

$

104,918

________

104,918

Total Repurchase Agreements

(Cost $104,918)

________

104,918

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